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                                                                   EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

The Member
Southwest Shopping Centers Co. II, L.L.C.:

   We consent to the use of our reports dated April 15, 2002 with respect to the consolidated financial statements and consolidated financial statements schedule of Southwest Shopping Centers Co. II, L.L.C., included herein, and to the reference to our firm under the heading "Experts" in the proxy statement-prospectus.

                                          /S/  KPMG LLP

New York, New York
August 22, 2002